UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 30, 2010

SSGI, Inc.
(Exact name of registrant as specified in its charter)

Florida
(State or other jurisdiction of incorporation)

333-160700 (Commission File Number)	91-1930691 (IRS Employer Identification No.)

3706 DMG Drive, Lakeland, Florida 33811
(Address of principal executive offices, including zip code)

(863) 644-0456
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 29, 2010, Mr. Rodger Rees resigned as the Chief Financial Officer of SSGI, Inc. (the “Company”), and of its wholly-owned subsidiary, Surge Solutions Group, Inc. (“Surge”), effective June 30, 2010.

Mr. Rees provided a letter of resignation which is attached as Exhibit 17.1.

On June 30, 2010, Mr. Evan D. Finch was elected and appointed as the Controller and Principal Accounting Officer of the Company, Surge, and two of the Company’s other subsidiaries, B&M Construction Co., Inc. and Willis Electric, L.L.C.  Mr. Finch has been the Controller of B&M Construction Co., Inc., since June 2004.  From October 2001 to June 2004, Mr. Finch was an audit manager for the Public Accounting Firm of Wall Foss Financial, LLC, specializing in the areas of construction accounting, tax and compliance reporting, as well as litigation support.  From March 2001 to October 2001, Mr. Finch was a Financial Specialist with First Union National Bank.  From July 1998 to March 2001, Mr. Finch was a partner in the Public Accounting Firm of Puissegur, Finch & Slivinski, P.A., with a concentration in auditing.  From September 1993 to July 1998, Mr. Finch was an audit supervisor for the Public Accounting Firm of the NCT Group, CPA’s, LLP.  Mr. Finch is a licensed Certified Public Accountant in the State of Florida and holds a Bachelor of Science degree with majors in accounting and sports management from Florida Southern College.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

17.1	Rodger Rees Letter of Resignation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 1, 2010	SSGI, INC.
(Registrant)

Larry M. Glasscock, Jr.
Chief Executive Officer and President
(Principal Executive Officer)